Exhibit 10.1.1
RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPLETON PAPERS INC.

Amendments to the Appleton Papers Inc. Retirement Plan

[Supplement I - Harrisburg Plant Employees]

WHEREAS, pursuant to Section 11.01 of the Appleton Papers Inc. Retirement Plan (the “Plan”), Appleton Papers Inc. (the “Company’), by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Company desires to amend the Plan as set forth below, by action of the  Benefit Finance Committee acting pursuant to delegation of authority granted by the Board of Directors of the Company; and

WHEREAS, the amendments are intended to clarify certain terms and conditions of the Plan only, and do not revise or amend the substance of the Plan or the administration thereof;

NOW THEREFORE, it is:

RESOLVED, that the Plan is hereby amended as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date last entered below, and direct that they be placed with the minutes of the Committee.

Committee Member	Date

/s/ Thomas J. Ferree	4/4/11

/s/ Jeffrey Fletcher	4/1/11

/s/ Kerry S. Arent	4/1/11

/s/ James C. Tyrone	4/1/11

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EXHIBIT A

RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPLETON PAPERS INC.

Amendments to the Appleton Papers Inc. Retirement Plan

[Supplement I - Harrisburg Hourly Employees]

1. Section I208(b)(2)(B) is amended and restated in its entirety to read as follows:

(B)
Payment Before Normal Retirement Date.  A Retirement Pension starting on the first day of any month coincident with or following the date his employment terminates (or, in the case of a Participant entitled to a Vested Retirement Pension under Section I2.08(d), a Retirement Pension starting at or after the attainment of age 55) and before his Normal Retirement Date, in a monthly amount determined under Paragraph (A) above, reduced in accordance with the following table (as applicable):

(1)	For Participants whose employment terminates on or after April 11, 2002:

Age at Pension Commencement Date	Percentage of Pension Payable Prior to Normal Retirement Date
64	100%
63	100%
62	100%
61	69%
60	64%
59	59%
58	55%
57	51%
56	47%
55	44%

(2)	For Participants whose employment terminates before April 11, 2002:

Age at Pension Commencement Date	Percentage of Pension Payable Prior to Normal Retirement Date
64	91%
63	83%
62	76%
61	69%
60	64%
59	59%
58	55%
57	51%
56	47%
55	44%

[An adjustment shall be made by straight line interpolation for ages which are not integral.]

2. Section I208(h) is amended and restated in its entirety  to read as follows:

(h)
Disability Retirement Pension.  In lieu of the Total and Permanent Disability Benefit described in subsection (g) of this Section I2.08, a Harrisburg Plant Employee who is or becomes eligible for benefits under a long-term disability plan of the Company shall be entitled to a Disability Retirement Benefit determined under Section 5.04 of the Plan, subject to the terms and conditions thereof, except that (i) the benefit formula set forth in Section I2.08 shall apply to the calculation of the Participant’s accrued benefit, (ii) the terms “Benefit Service” and “Vesting Service” shall be defined as set forth in this Sections I2.04 and I2.05 respectively, and (iii) the definition of the term “Disability” set forth in Section I2.08(g)(2)(D) shall apply to the determination of such Disability Retirement Pension.

3. Section I12.10 is amended and restated in its entirety to read as follows:

I12.10	Additional Methods of Payment Provisions.

(a)
In addition to the methods of payment provisions set forth in Article 7 of the Plan (other than the 100% Joint and Surviving Spouse Annuity Option), for Participants who are Harrisburg Plant Employees the following additional or alternative provisions regarding methods of payment shall apply, subject to the restrictions on electing an optional form of payment under Section 7.04 of the Plan:

(1)
Normal Form of Benefit.  For a Participant who is a Harrisburg Plant Employee, the provisions regarding a Retirement Pension set forth in Section I2.08(c) (which provides for a Special Early Retirement Pension terminating at the earlier of age 65 or death) shall apply to a Retirement Pension for such Participant.

(2)
75% Joint and Surviving Spouse Annuity Option.  The following table shows the percentage of the basic monthly Retirement Pension payable to a Participant who is a Harrisburg Plant Employee and continuing to his Surviving Spouse at three-fourth the rate (i.e., 75%) after his death during the remaining lifetime of such Spouse.

Age of Surviving Spouse	Age of Participant
	55	56	57	58	59	60	61	62	63	64	65
65	91.5	90.7	89.8	88.9	87.9	86.8	85.7	84.4	83.1	81.7	80.2
64	90.9	90.1	89.2	88.2	87.2	86.1	84.9	83.6	82.2	80.8	79.3
63	90.4	89.5	88.6	87.6	86.5	85.3	84.1	82.8	81.4	79.9	78.4
62	89.8	88.9	87.9	86.9	85.8	84.6	83.3	81.9	80.5	79.0	77.5
61	89.2	88.3	87.3	86.2	85.0	83.8	82.5	81.1	79.7	78.2	76.6
60	88.6	87.6	86.6	85.5	84.3	83.1	81.7	80.3	78.9	77.3	75.7
59	88.0	87.0	86.0	84.8	83.6	82.3	81.0	79.5	78.0	76.5	74.9
58	87.4	86.4	85.3	84.1	82.9	81.6	80.2	78.8	77.2	75.7	74.0
57	86.8	85.8	84.6	83.5	82.2	80.9	79.5	78.0	76.5	74.9	73.2
56	86.2	85.1	84.0	82.8	81.5	80.2	78.7	77.3	75.7	74.1	72.4
55	85.6	84.5	83.4	82.1	80.8	79.5	78.0	76.5	75.0	73.4	71.7
54	85.1	83.9	82.7	81.5	80.2	78.8	77.3	75.8	74.3	72.6	71.0
53	84.5	83.3	82.1	80.9	79.5	78.1	76.7	75.1	73.6	71.9	70.3
52	83.9	82.8	81.5	80.2	78.9	77.5	76.0	74.5	72.9	71.3	69.6
51	83.4	82.2	80.9	79.6	78.3	76.9	75.4	73.9	72.3	70.6	68.9
50	82.8	81.6	80.4	79.1	77.7	76.3	74.8	73.2	71.6	70.0	68.3

An interpolation shall be made for the age of the Participant on the basis of full years and months as of the date of retirement.  Age for the Spouse shall be rounded to the nearest even age in full years as of the date of the Participant’s retirement.  Factors for other ages shall be determined on a comparable basis and are available upon request.

(b)	Reserved.

4. Other than as set forth above, the Plan is ratified, confirmed and approved in its entirety.

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